Exhibit 10.2

Note:  Throughout this document, certain confidential material contained herein has been omitted and has been separately filed with the Commission. Each place where such an omission has been made is marked with an [***]

SUPPLEMENTAL OLED MATERIAL PURCHASE AGREEMENT

THIS SUPPLEMENTAL OLED MATERIAL PURCHASE AGREEMENT (this “Agreement”) is entered into effective as of January 1, 2018 (the “Effective Date”), by and between Samsung Display Co., Ltd. (“SDC”), an entity incorporated under the laws of the Republic of Korea and having a place of business at 1 Samsung-ro, Giheung-gu, Yongin-si, Gyeonggi-do, 17113, Korea, and Universal Display Corporation (“Universal Display”), an entity incorporated under the laws of the Commonwealth of Pennsylvania, U.S.A. and having a place of business at 375 Phillips Boulevard, Ewing, New Jersey 08618, U.S.A.

BACKGROUND

WHEREAS, Universal Display makes and sells certain materials for use in organic light emitting devices;

WHEREAS, SDC desires to purchase these materials from Universal Display on the terms and conditions set forth herein;

WHEREAS, Universal Display and SDC have on the date hereof entered into an OLED PATENT LICENSE AGREEMENT (the “Main Agreement”) to which this Agreement is a supplement; and

WHEREAS, terms not defined herein shall have the meanings ascribed to them in the Main Agreement.

NOW, THEREFORE, intending to be legally bound, SDC and Universal Display agree as follows:

AGREEMENT

Article 1Purchase of Commercial Materials

1.1[***]

1.2Supply of Existing Phosphorescent Materials. Universal Display shall continue to supply Existing Phosphorescent Material(s) in the same quality and quantity required by SDC consistent with SDC’s forecasts provided to Universal Display. Universal Display acknowledge that any unilateral discontinuation of the supply of the Existing Phosphorescent Material to SDC may cause a harm to SDC that may not be compensable in monetary damages in so far as SDC’s manufacturing of the Licensed Products may be disrupted.

1.3Reservation of Rights.  Nothing herein shall be construed as a license by Universal Display, express or implied, for SDC, any Permitted Sublicensee or any third party to manufacture and/or sell to SDC, such Permitted Sublicensee or any other person or entity any Phosphorescent Material or other OLED material covered by the Universal Display Patents or in which Universal

Display otherwise has a proprietary interest.  Universal Display acknowledges that it is responsible in its discretion for enforcing the Universal Display Patents and its other proprietary rights against other suppliers endeavoring to make or sell any such material without appropriate license rights from Universal Display, and that neither SDC nor its Permitted Sublicensees is responsible for such enforcement.  Nevertheless, SDC shall refrain from, and shall cause its Permitted Sublicensees to refrain from, encouraging other suppliers to make or develop Phosphorescent Material with the knowledge that the manufacture or development of such material shall use or need to use any Universal Display intellectual property right.

1.4[***]

1.5[***]

Article 2Material Purchase Commitments

2.1UDC Development and Supply Commitment.  During the term of this Agreement, Universal Display shall work diligently to develop and supply the best possible red and green Phosphorescent Materials to SDC and its Permitted Sublicensees for the manufacture of Licensed Products.  The Parties shall cooperate to regularly discuss SDC’s requirements for Phosphorescent Materials, including performance characteristics, anticipated volume needs, pricing and other relevant requirements.  Universal Display will in good faith consider SDC’s requirements in planning and prioritizing its development of new Phosphorescent Materials.

2.2SDC Purchase Commitment.  During the term of this Agreement, SDC and/or its Permitted Sublicensees shall purchase from Universal Display and/or its Affiliates a minimum quantity of Phosphorescent Materials (red, green and, if separately agreed by the parties, blue) for the manufacture of Licensed Products, as set forth in greater detail in Exhibit A attached hereto.  Except as may otherwise be specified in Exhibit A hereto, this minimum purchase commitment shall be irrevocable and unconditional, provided however that in the event that Universal Display is unable for any reason not due to SDC’s fault, [***] to supply Phosphorescent Material to SDC in sufficient quantity, consistent with SDC’s reasonable forecasts, to allow SDC to fulfill its minimum purchase commitment hereunder, SDC shall be relieved from the minimum purchase commitment to the extent of such inability.

2.3Indirect Purchase of Material.  In the event the parties agree that Phosphorescent Material is to be supplied [***], the parties agree that (1) Universal Display’s obligation to supply such Phosphorescent Material under this Agreement is fulfilled and met; and (2) such purchase shall count towards the minimum purchase commitment by SDC under this Agreement to the extent of the purchase payment actually received by Universal Display.

Article 3Indemnification

3.1Good Faith Negotiation Obligation.  Universal Display acknowledges and agrees that, with respect to the Phosphorescent Material supplied by Universal Display and/or its Affiliates to SDC under the Purchase Agreement, Universal Display shall have an obligation to indemnify SDC and its Permitted Sublicensees as set forth in the Purchase Agreement.  The terms and the extent of such indemnification obligation shall be negotiated in good faith by the parties.  The parties shall begin such negotiation within sixty (60) days from the execution of this

Agreement.  Subject to further negotiation by the parties, such indemnification obligation shall be as set forth below.

3.1.1Universal Display shall defend and/or settle any third-party claim or action brought against SDC, its Permitted Sublicensees, their Affiliates, and/or their respective officers, directors, employees, agents, representatives and customers (each, a “SDC Indemnified Person”), to the extent such claim or action concerns a Universal Display and/or its Affiliate’s-supplied Phosphorescent Material infringing or allegedly infringing the patent rights of any third party (“Third-Party Claimant”), but excluding any such claim or action where (A) the infringement or alleged infringement would not have occurred but for SDC’s or its Permitted Sublicensee’s combination of such Universal Display and/or its Affiliates-supplied Phosphorescent Material with materials, elements or features that are not [***]; (B) SDC or its Permitted Sublicensees knew of the infringement or alleged infringement (but only from the date such knowledge is obtained), unless [***]; or (C) the infringement or alleged infringement is based on products sold by SDC or its Permitted Sublicensees, directly or indirectly, to the Third-Party Claimant or its Affiliates, but only to the extent of such products sold to the Third-Party Claimant or its Affiliates.

3.1.2In addition, Universal Display shall indemnify and hold harmless SDC and the SDC Indemnified Persons from and against any damages and/or settlement amounts payable by any of them to third parties in connection with any such claim or action, provided that Universal Display shall have the option to control the defense of, and to settle, the claim or action.  Any settlement of such claim or action by SDC is subject to Universal Display’s prior approval.

3.1.3With respect to any claim or action subject to indemnification hereunder, SDC shall promptly notify Universal Display in writing, specifying the nature of the claim or action and, to the extent known, the total monetary amount and/or other relief being sought by the Third-Party Claimant.  SDC and any affected SDC Indemnified Persons (1) shall reasonably cooperate with Universal Display, at Universal Display’s expense, in connection with the defense and/or settlement of the claim or action; and (2) shall have the right to employ separate counsel to provide input into the defense and/or settlement of the claim or action, at their own cost.

3.1.4Notwithstanding the foregoing, Universal Display’s total liability with respect to any and all claims or actions subject to indemnification hereunder shall not exceed the greater of (a) [***] of the purchase price paid by SDC during the Term for the Universal Display-supplied Phosphorescent Material(s) giving rise to such claims or actions; or (b) [***].

Article 4Miscellaneous

4.1Term.  The term of this Agreement run for the same length as the Term of the Main Agreement.  For avoidance of doubt, in the event the Main Agreement is terminated, this Agreement shall terminate at the same time such termination of the Main Agreement occurs.

4.2[***]

4.3Survival.  The following provisions of this Agreement shall survive the expiration or earlier termination of this Agreement: (a) Sections 1.2 and 4.4; (b) any unfulfilled payment obligations of SDC to the extent not excused due to Universal Display’s breach; and (c) any other provisions necessary to interpret the respective rights and obligations of the parties hereunder.

4.4Incorporation by Reference.  The provisions of Articles 5, 6, 7 and 9 of the Main Agreement are incorporated herein by reference.

4.5Acknowledgment.  Notwithstanding Sections 9.9 and 9.10 of the Main Agreement, both parties acknowledge and agree that the financial terms of this Agreement were determined through arm’s length negotiations between the parties, and that such terms are part of an overall financial arrangement between the parties that is encompassed within this Agreement and the Main Agreement.

4.6Supply Agreement. [***], the Parties agree to negotiate a supply agreement in good faith that sets forth key terms and conditions, including without limitations forecasting procedures and contingency plans, with respect to supply and purchase of Phosphorescent Materials (“Supply Agreement”).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives:

Samsung Display Co., Ltd.Universal Display Corporation

By: By:

Name: KiSeung LEEName: Steven V. Abramson

Title: Senior Vice PresidentTitle: President and CEO

Date: February 13, 2018Date: February 13, 2018

Exhibit A

Material Purchase Commitment

During the Term, [***] SDC’s minimum purchase commitment shall be [***]. Failure to meet the foregoing requirements shall constitute a material breach of this Agreement.

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[***].  Nothing herein is intended to waive or restrict any rights Universal Display may have to enforce any of its patent or other rights [***].

Material Pricing

The pricing charged to SDC or its Permitted Sublicensees for red and green non-solution process Phosphorescent Materials for the manufacture of Licensed Products shall be set forth in the Supply Agreement, provided however [***].

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